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                                                                       Exhibit 4




                              LADD FURNITURE, INC.

                      MANAGEMENT DEFERRED COMPENSATION PLAN






                           Effective December 1, 1998


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                                TABLE OF CONTENTS


                                                                      PAGE
                                                                      ----

1. PURPOSE; EFFECTIVE DATE...............................................1


2. DEFINITIONS...........................................................1

  2.1. 401(k) Plan.......................................................1
  2.2. Account...........................................................1
  2.3. Beneficiary.......................................................1
  2.4. Board.............................................................1
  2.5. Change in Control.................................................1
  2.6. Code..............................................................2
  2.7. Committee.........................................................2
  2.8. Company...........................................................2
  2.9. Compensation......................................................2
  2.10. Compensation Payment Date........................................2
  2.11. Deferral Contributions...........................................2
  2.12. Deferral Contributions Account...................................3
  2.13. Deferral Period..................................................3
  2.14. Determination Date...............................................3
  2.15. Disability (or Disabled).........................................3
  2.16. Earnings.........................................................3
  2.17. Effective Date...................................................3
  2.18. Employee.........................................................3
  2.19. ERISA............................................................3
  2.20. Executive Officer................................................3
  2.21. Investment Index.................................................4
  2.22. LADD Stock Index.................................................4
  2.23. Matching Contributions...........................................4
  2.24. Matching Contributions Account...................................4
  2.25. Participant......................................................4
  2.26. Participation Election...........................................4
  2.27. Plan.............................................................4
  2.28. Plan Year........................................................4
  2.29. Subaccount.......................................................5
  2.30. Subsidiary.......................................................5
  2.31. Termination......................................................5

3. PARTICIPATION AND DEFERRALS...........................................5

  3.1. Eligibility and Participation.....................................5
  3.2. Form of Deferral..................................................5
  3.3. Limitations on Deferrals..........................................6
  3.4. Termination of Employment.........................................6
  3.5. Continuation of Deferral Amount...................................6


                                                                             (i)
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                                                                      PAGE
                                                                      ----

4. DEFERRAL CONTRIBUTIONS................................................6

  4.1. Withholding of Deferral Contributions.............................6
  4.2. Timing of Credits; Tax and Other Withholding......................6

5.MATCHING CONTRIBUTIONS.................................................7

  5.1. Matching Contributions............................................7
  5.2. Vesting of Accounts...............................................7
  5.3. Timing of Credits; Tax and Other Withholding......................7

6. ACCOUNTS..............................................................7

  6.1. Account...........................................................7
  6.2. Determination of Accounts and Subaccounts.........................8
  6.3. Selection of Investment Index (Indices)...........................8
  6.4. Statement of Accounts.............................................9

7.BENEFIT PAYMENTS.......................................................9

  7.1. Early Withdrawals.................................................9
  7.2. Accelerated Distribution..........................................9
  7.3. Termination of Employment Prior to Age 65........................10
  7.4. Termination of Employment On or After Age 65.....................10
  7.5. Withholding; Payroll Taxes.......................................10
  7.6. Covered Employee.................................................11
  7.7. Payment to Guardian..............................................11

8. BENEFICIARY DESIGNATION..............................................11

  8.1. Beneficiary Designation..........................................11

9. ADMINISTRATION.......................................................11

  9.1. Committee........................................................11

10. AMENDMENT AND TERMINATION OF PLAN...................................12

  10.1. Amendment.......................................................12
  10.2. Company's Right to Terminate....................................12

11. MISCELLANEOUS.......................................................13

  11.1. Unfunded Plan...................................................13
  11.2. Unsecured General Creditor......................................13
  11.3. Trust Fund......................................................13
  11.4. Nonassignability................................................13
  11.5. Not a Contract of Employment....................................14
  11.6. Governing Law...................................................14


                                                                            (ii)
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                                                                      PAGE
                                                                      ----

  11.7. Validity........................................................14
  11.8. Successors......................................................14
  11.9. Captions........................................................14
  11.10. Arbitration of Disputes........................................14
  11.11. Unclaimed Benefit..............................................14
  11.12. Discharge of Obligations.......................................15
  11.13. Limitations on Liability.......................................15
  11.14. Entire Agreement...............................................15


                                                                           (iii)
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                              LADD FURNITURE, INC.
                      MANAGEMENT DEFERRED COMPENSATION PLAN


                           1. PURPOSE; EFFECTIVE DATE

               The purpose of this Management Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds for retirement or death for certain employees of the Company. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with these benefits. The Plan is a nonqualified deferred compensation plan intended to be an unfunded plan as described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974. The Plan shall be effective as of the Effective Date.


                                 2. DEFINITIONS

               Whenever used in this document, the following terms shall have the meanings set forth in this Article unless a contrary or different meaning is expressly provided:

     2.1. 401(k) Plan

               "401(k) Plan" means the Retirement Savings Plan for Salaried Employees of LADD Furniture, Inc., and any successor plan, as it may be amended from time to time.

     2.2. Account

               "Account" means the separate account established and maintained for each Participant which represents his or her vested and unvested interest in the Plan as of any date, and which consists of the sum of the following Subaccounts, as adjusted for allocations of Earnings, distributions, and other factors that may affect the value of such
         Subaccounts: Deferral Contributions Account and Matching Contributions Account.

     2.3. Beneficiary

               "Beneficiary" means the person, persons or entity entitled under
         Section 8 to receive any Plan benefits payable after a Participant's death.

     2.4. Board

               "Board" means the Board of Directors of the Company.

     2.5. Change in Control

               "Change in Control" means the date on which the earlier of the following Events occurs:

               (a) The acquisition by any entity, person or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 30% of the outstanding capital stock of the Company entitled to vote for the election of directors ("Voting Stock");



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               (b) The merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such a merger or consolidation hold less than 60% of the Voting Stock of the surviving or resulting corporation;

               (c) The transfer of substantially all of the property of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock; or

               (d) The election to the Board of Directors of the Company of three directors without the recommendation or approval of the incumbent Board of Directors of the Company.

     2.6. Code

               "Code" means the Internal Revenue Code of 1986, as amended, or any other provision of law of similar purpose as may at any time be substituted therefor.

     2.7. Committee

               "Committee" means the Corporate Benefits Committee or such other committee appointed by the Board to administer the Plan pursuant to
         Section 9.

     2.8. Company

               "Company" means LADD Furniture, Inc., a North Carolina corporation, and any successor thereto which assumes its obligations under this Plan.

     2.9. Compensation

               "Compensation" means, with respect to a Participant for the period specified, base salary, payments under the Management Incentive Plan, and payments under the Long-Term Incentive Plan. The amount considered "Compensation", specifically includes any amounts that would be paid to the Participant, but for a compensation reduction agreement pursuant to Code Section 125 or pursuant to the 401(k) Plan.

     2.10. Compensation Payment Date

               "Compensation Payment Date" means, with respect to a Plan Year and a Participant, each date during that Plan Year on which Compensation is paid to that Participant (or would be paid to the Participant, but for an election pursuant to a Participation Election to have the Compensation otherwise payable on that date reduced). For example, each date on which a regular payroll check for a payroll period is given to a Participant is a Compensation Payment Date.

     2.11. Deferral Contributions

               "Deferral Contributions" means the compensation deferred by Participants and allocated to Participants' Deferral Contributions Account, pursuant to Section 4.2.



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     2.12. Deferral Contributions Account

               "Deferral Contributions Account" means the Subaccount recording Deferral Contributions of the Participant, pursuant to Section 4.2, as adjusted for allocations of Earnings, distributions, and other factors affecting the value of such Subaccount.

     2.13. Deferral Period

               "Deferral Period" means the twelve (12) month period ending December 31; provided, however, the first "Deferral Period" shall be the shorter period beginning with the Effective Date and ending December 31, 1998.

     2.14. Determination Date

               "Determination Date" means the last business day of each month.

     2.15. Disability (or Disabled)

               "Disability" (or "Disabled") means a disability as determined under the Company's long-term disability plan.

     2.16. Earnings

               "Earnings" for each Subaccount means the rate of growth credited or debited to the Subaccount on each Determination Date in a Plan Year, which shall be credited or debited at the rates described in the definition of Investment Index in Section 2.21. "Earnings" for an Account shall mean the aggregate Earnings for each Subaccount making up the Account.

     2.17. Effective Date

               "Effective Date" means December 1, 1998.

     2.18. Employee

               "Employee" means a person classified by the Company as an employee of the Company or its Subsidiaries, regardless of the person's classification by any federal, state or local government, or any of their agencies.

     2.19. ERISA

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor statute.

     2.20. Executive Officer

               "Executive Officer" means an individual named as an executive officer in the Company's most recent proxy statement, any individuals assuming such status since the most recent proxy statement, the Company's principal financial officer and the Company's principal accounting officer.




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     2.21. Investment Index

               "Investment Index" means each index selected by a Participant to be used as an earnings index pursuant to Section 6. The Investment Indices available to Participants shall be listed in Appendix A. The Committee may select different Indices from time to time.

     2.22 LADD Stock Index

               "LADD Stock Index" means the Investment Index based on the current value of a share of LADD Furniture, Inc. common stock. Current value means the closing price, as reported in the Wall Street Journal or other reliable public source, for that day. If dividends are declared additional stock units representing dividend shares shall be credited, as if the stock units were actually shares of LADD common stock.

     2.23. Matching Contributions

               "Matching Contributions" means the contributions, if any, allocated to a Participant's Matching Contribution Account, pursuant to
         Section 5.1.

     2.24. Matching Contributions Account

               "Matching Contributions Account" means the Subaccount recording Matching Contributions made to the Plan on behalf of the Participant, pursuant to Section 5.1, as adjusted for allocations of Earnings, distributions, and other factors affecting the value of such Subaccount.

     2.25. Participant

               "Participant" means a person for whom a Deferral Contributions Account is maintained.

     2.26. Participation Election

               "Participation Election" means the election submitted by a Participant to the Committee prior to the beginning of a Deferral Period, subject to Section 3.1(c), specifying the amount to be deferred for such Deferral Period. Such election may be submitted in any form permitted by the Committee, including, but not limited to, submission through an interactive voice response system, the Internet, electronic mail, or writing.

     2.27. Plan

               "Plan" means this Management Deferred Compensation Plan as amended from time to time.

     2.28. Plan Year

               "Plan Year" means the calendar year, except for the first Plan Year, which shall begin the Effective Date and end December 31, 1998.



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     2.29. Subaccount

               "Subaccount" means one or more of the Deferral Contributions Account and Matching Contributions Account.

     2.30. Subsidiary

               "Subsidiary" means a subsidiary of the Company, of which the Company beneficially owns, directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock.

     2.31. Termination

               "Termination" means leaving employment with the Company prior to attaining age 65.


                         3. PARTICIPATION AND DEFERRALS

     3.1. Eligibility and Participation

               (a) Eligibility. Eligibility to participate in the Plan shall be limited to those Employees who are selected by the Committee and who are management or highly-compensated employees.

               (b) Participation. An eligible Employee may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Election to the Committee by the date selected by the Committee, which date shall precede the beginning of the Deferral Period.

               (c) Part-Year Participation. Employees who become newly eligible to participate in the Plan may begin their participation in the Plan as of a date or dates determined under rules to be established by the Committee. A Participation Election must be submitted to the Committee no later than prescribed by the Committee. If no Participation Election is submitted prior to such day, the Employee shall next be eligible to participate beginning January 1st of the next following calendar year.

               (d) Change in Employment Status. If a Participant is no longer a member of the eligible group of Employees, any current Participation Election shall be continued to the end of the Deferral Period but no new Participation Election may be made by such Participant. All account balances shall remain in the Plan until they are distributed under the terms of Section 7.

     3.2. Form of Deferral

               A Participant may elect a deferral in the Participation Election as follows:

               (a) A deferral shall be a portion of the Compensation payable by the Company to the Participant during the Deferral Period.



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               (b) The amount(s) to be deferred shall be stated as a
         percentage, not to exceed the maximums and not to be less than the minimums described in Section 3.3.

     3.3. Limitations on Deferrals

               The following limitations shall apply to deferrals:

               (a) Maximum. The Committee shall establish the maximum percentage of Compensation or the maximum percentages of different types of Compensation that may be deferred for each Plan Year prior to the beginning of such Plan Year.

               (b) Minimum. The minimum percentage of Compensation (excluding amounts payable under this Plan) that may be deferred shall be one percent (1%) of base salary; provided, however, that there shall be no minimum for any deferral of a distribution from the 401(k) Plan.

               (c) Changes in Minimum or Maximum. The Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect the amount specified in a Participation Election made prior to the Committee's action.

     3.4. Termination of Employment

               If a Participant terminates employment with the Company prior to the end of the Deferral Period, the Deferral Period shall end at the date of termination.

     3.5. Continuation of Deferral Amount

               Once a Participant has submitted a Participation Election, the elected deferral amount shall remain in effect for the applicable Deferral Period. The election shall be irrevocable except as provided in Section 7.2, relating to accelerated distribution.


                            4. DEFERRAL CONTRIBUTIONS

     4.1. Withholding of Deferral Contributions

               For each Plan Year, the Participant's Deferral Contributions shall be withheld each Compensation Payment Date in the percentage amount elected in the Participant's Participation Election for that Plan Year.

     4.2. Timing of Credits; Tax and Other Withholding

               A Participant's Deferral Contributions shall be credited to the Deferral Contributions Account in accordance with rules established by the Committee and by such deadlines as the Committee shall establish, in its discretion. Any withholding of taxes or other amounts, including FICA and Medicare taxes, with respect to Deferral Contributions that is required by state, federal or local law shall be withheld from the Participant's corresponding nondeferred Compensation.




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                            5. MATCHING CONTRIBUTIONS

     5.1. Matching Contributions

               (a) The Company shall allocate Matching Contributions, if any, to the Participant's Matching Contributions Account. No Matching Contribution shall be allocated with respect to Deferral Contributions that represent deferrals of payments otherwise payable under this Plan.

               (b) The Committee shall determine the amount of the Matching Contribution, if any, which the Company shall allocate with respect to Deferral Contributions. As of the Effective Date of the Plan, the Matching Contribution allocation formula shall be as follows: a Participant shall be allocated a Matching Contribution for the Plan Year equal to (a) the amount that would be allocated under the 401(k) Plan formula if it were applied to the sum of the deferrals under both the 401(k) Plan and this Plan, less (b) the maximum amount of matching contributions that was or could have been allocated the Participant under the 401(k) Plan.

     5.2. Vesting of Accounts

               (a) Each Participant shall be one hundred percent (100%) vested at all times in the amounts credited to such Participant's Deferral Contributions Account, including Earnings.

                (b) The interest of a Participant in his or her Matching Contributions Account shall vest in accordance with the vesting schedule applicable to matching contributions under the 401(k) Plan. A Participant shall be one hundred percent (100%) vested in his or her Matching Contributions Account upon the date of a Change in Control.

     5.3. Timing of Credits; Tax and Other Withholding

               Company Matching Contributions shall be credited to the Matching Contributions Account as soon as practicable after the end of the Plan Year. Any withholding of taxes or other amounts with respect to Matching Contributions that is required by state, federal or local law shall be withheld from the Participant's nondeferred Compensation.


                                   6. ACCOUNTS

     6.1. Account

               For record-keeping purposes only, a Participant's Deferral Contributions, Matching Contributions, and Earnings on each shall be credited to the Participant's respective Subaccounts, and, in the aggregate, to the Participant's Account. The Account and Subaccounts shall be bookkeeping devices utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.



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     6.2. Determination of Accounts and Subaccounts

               Each Participant's Account and Subaccount(s) as of each Determination Date shall consist of the balance of the Account and Subaccount(s) as of the immediately preceding Determination Date, adjusted as follows:

               (a) Deferral Contributions. The Account and Subaccount(s) shall be increased by any Deferral Contributions credited since such Determination Date.

               (b) Matching Contributions. The Account and Subaccount(s) shall be increased by any Matching Contributions, if any, credited since such Determination Date.

               (c) Distributions. The Account and Subaccount(s) shall be reduced by any benefits distributed to the Participant since such Determination Date.

               (d) Earnings. The Account and Subaccount(s) shall be increased or decreased by the Earnings credited on the average daily balance in the Account and each Subaccount since such Determination Date.

     6.3. Selection of Investment Index (Indices)

               (a) Initial Selection. At the time a Participant first elects a deferral under Section 3.2, the Participant shall also select the Investment Index or Indices in which the Participant wishes to have the amount of Deferral Contributions deemed invested. The Participant may select any combination of one (1) or more of the Investment Indices in one percent (1%) increments, or as further limited by the Committee. The Participant may elect a different Index or set of Indices as permitted by the Committee.

                      If the initial selection of Investment Indices includes the LADD Stock Index, such selection must comply with the "Statement of Company Policy - Trades By Company's Personnel of the Company's Securities." In addition, a Participant who is deemed to be an Executive Officer may only elect to have his Account deemed invested in the LADD Stock Index if such election is made during the period beginning September 1 and ending February 14 of the following Plan Year. A Participant who is deemed to be an Executive Officer and who first becomes eligible to select an Investment Index after February 14 and before August 15 of a Plan Year may not select the LADD Stock Index until August 15 of such Plan Year. Such selection shall be effective at the beginning of the next Plan Year (January 1).

               (b) Long-Term Incentive Plan Exception. Notwithstanding paragraph
         (a), to the extent the Participant elects to defer a payment that would otherwise be made in LADD common stock under the Long-Term Incentive Plan, such Deferral Contribution shall have its earnings credited or debited in accordance with the LADD Stock Index. The Participant may elect to change such index in accordance with Section 6.3(d) below; provided, however, that an election to move Deferral Contributions attributable to LADD common stock under the Long-Term Incentive Plan out of the LADD Stock Index shall not be effective until 12 months after the Deferral Contribution is allocated to the Participant's Account under the Plan, or such later time selected by the Committee.

               (c) Matching Contributions Exception. Also notwithstanding paragraph (a), all Matching Contributions shall have earnings credited or debited in accordance with the



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         LADD Stock Index. No Participant will be permitted to elect a different index for Matching Contributions.

               (d) Subsequent Selections. After a Participant has made an initial investment election pursuant to Section 6.3(a), the Participant may thereafter revise his investment election once annually during the period of August 15-September 1 of each Plan Year, subject to Sections 6.3(b) and (c) above. Any such election shall be effective at the beginning of the next Plan Year (January 1).

     6.4. Statement of Accounts

               The Committee shall give to each Participant a statement showing the balances in the Participant's Account and Subaccount(s) on a quarterly basis and at such other times as may be determined by the Committee.


                               7. BENEFIT PAYMENTS

     7.1. Early Withdrawals

               A Participant's Account may be distributed to the Participant before termination of employment as follows, or in accordance with
         Section 7.2:

               (a) Election for In-Service Withdrawal. A Participant may elect in a Participation Election to withdraw all or any portion of the amount deferred, including any earnings and vested Matching Contributions credited thereon, by that Participation Election as of a date specified in the election. Such date shall not be sooner than three (3) years after the date the Deferral Period commences.

               (b) Payment. The amount payable under this Section shall be paid in a lump sum within thirty (30) days following the date selected by the Participant and shall be charged to the Participant's Account as a distribution.

     7.2. Accelerated Distribution

               Notwithstanding any other provision of the Plan, a Participant shall be entitled to receive, upon written request to the Committee, a lump-sum distribution of all of the vested Account balance, subject to the following:

               (a) Penalty. Ten percent (10%) of the vested Account shall be forfeited and ninety percent (90%) of the vested Account shall be paid to the Participant. Any unvested Account balance shall be permanently forfeited.

               (b) Suspension of Participation. A Participant who receives a distribution under this Section will be prohibited from deferring for the rest of the current calendar year and for the immediately succeeding calendar year.

               (c) Payment. The Account balance shall be as of the Determination Date immediately preceding the date on which the Committee receives the written request. The Committee shall pay the amount payable under this
         Section in a lump sum within thirty (30) days following the receipt of the Participant's written request.



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               (d) Restrictions on Timing of Accelerated Distribution Election.
         If any portion of the Participant's Account is measured by the LADD Stock Index, an election by any Participant to receive an accelerated distribution pursuant to this Section must be made in conformity with the "Statement of Company Policy - Trades By Company's Personnel of the Company's Securities." In addition, a Participant who is deemed to be an Executive Officer and who makes such a request must do so no earlier than six months after the Participant has made an election under
         Section 6.3 to have some or all of his Account measured by the LADD Stock Index.

     7.3. Termination of Employment Prior to Age 65

               If a Participant terminates employment with the Company for any reason prior to attainment of age 65, including death or Disability, the Company shall pay to the Participant (or the Participant's Beneficiary, in case of death) benefits equal to the balance in the vested Account on the Determination Date corresponding to the Participant's termination date. The Committee shall pay the vested Account balance in a lump sum within thirty (30) days following the Participant's termination date.

     7.4. Termination of Employment On or After Age 65

               If a Participant terminates employment with the Company on or after attainment of age 65, the Participant's Account balance, subject to the forfeiture provision of Section 5.3(d), shall be paid as elected in his or her Participation Election(s) prior to each Deferral Period or as elected pursuant to Subsection (c) below.

               (a) Alternative Forms. Alternative forms of benefit payment shall be:

                      (i) A lump-sum amount which is equal to the applicable
               Account balance.

                      (ii) Quarterly installments of the Account balance
               amortized over a period of up to 10 years. Earnings on the unpaid balance shall continue to be credited to Subaccounts at the appropriate Investment Index rate. The Account balance shall be reamortized each year, so that the amount of each installment payment will depend on the Earnings credited or debited to the Account during the prior year.

               (b) Small Amounts. Notwithstanding the form elected, if the Participant's total Account is one hundred thousand dollars ($100,000) or less on the applicable Determination Date, the benefit shall be paid in a lump sum.

               (c) Change in Form of Benefits. A Participant may elect to change the form of benefit payment at any time up to twelve (12) months before the date benefit payments commence. Any changes made to the form of benefit payment within twelve (12) months of the date benefit payments commence will not be valid.

     7.5. Withholding; Payroll Taxes

               The Company shall withhold from payments hereunder any taxes required to be withheld from such payments under federal, state or local law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405 of the Internal Revenue Code, or any successor provision thereto.



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     7.6. Covered Employee

               Notwithstanding any other provision of this Plan except early withdrawals under Section 7.1 and accelerated distributions under
         Section 7.2, if any portion of a payment in a calendar year would be disallowed as a deduction to the Company because the Participant is an employee for that calendar year subject to Section 162(m) (the 1 million dollar limitation on compensation deduction) of the Code, or any successor provision to such Section, that portion shall instead be paid in the first following calendar year during which the Participant is not subject to Section 162(m) of the Code or any successor provision, by January 30th of such year.

     7.7. Payment to Guardian

               If a distribution is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or person. The Committee may require proof of incompetency, minority, incapacity or guardianship, as it may deem appropriate prior to distribution. The Company may withhold payment under the Plan upon a dispute as to the proper payee(s) or in any other situation in which the proper payee(s) may be in question, until the proper payee(s) are finally determined in a court of law. Distribution of any benefit under the Plan shall completely discharge the Committee from all liability with respect to such benefit.


                           8. BENEFICIARY DESIGNATION

     8.1. Beneficiary Designation

               Each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death prior to complete distribution of the Participant's Account. In the event that no separate Beneficiary designation is made under this Plan, the Participant's Beneficiary designation made under the 401(k) Plan shall determine to whom benefits under this Plan shall be paid in the event of a Participant's death. If no election is made under either Plan, then the default provisions of the 401(k) Plan shall determine the payment of benefits.


                                9. ADMINISTRATION

     9.1. Committee

               (a)     The Committee shall administer this Plan.

               (b) The Committee shall be the Corporate Benefits Committee or such other committee as may be appointed by the Board.



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

               (c) The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and to decide or resolve any and all questions including interpretations of this Plan, in its sole discretion, as may arise in connection with the Plan.


                      10. AMENDMENT AND TERMINATION OF PLAN

     10.1. Amendment

               (a) The Board may, at any time, amend the Plan in whole or in part by written instrument, provided that no amendment shall reduce the amount credited to any Account maintained under the Plan as of the date of the amendment. Any change in the manner that Earnings are credited to Accounts shall not become effective before the first day of the Plan Year that follows the adoption of the amendment, provided, however, that the selection of Investment Indices by the Committee may be changed at any time as long as Participants are given the opportunity to change their selection of Investment Indices prior to the time the Indices are changed.

               (b) Generally, the Company shall amend the Plan by action of the Board. However, the Committee may approve amendments to the Plan, without prior approval or subsequent ratification by the Board, if the amendment: (i) does not significantly change the benefits provided under the Plan (except as required by a change in applicable law); (ii) does not significantly increase the costs of the Plan; and (iii) the amendment is intended either to enable the Plan to remain in compliance with the requirements of the Code, ERISA, or other applicable law, to facilitate administration of the Plan, or to improve the operation of the Plan. A duly authorized officer of the Company shall execute the amendment, evidencing the Company's adoption of the amendment.

     10.2. Company's Right to Terminate

               The Board may, at any time, partially or completely, terminate the Plan.

               (a) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Participation Elections. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Participation Elections entered into prior to the effective date of such partial termination.

               (b) Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Participation Elections, and by terminating all ongoing Participation Elections. If such a complete termination occurs, the Plan shall cease to operate and the Company shall pay out to each Participant the vested balance in his or her Account. If termination of the Plan occurs after a Change of Control, payment shall be made in a lump sum; otherwise payment shall be made in a lump sum, unless the Committee determines otherwise. Earnings at an interest rate determined by the Board shall be credited on any unpaid balance in each Account.




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

                                11. MISCELLANEOUS

     11.1. Unfunded Plan

                      This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

     11.2. Unsecured General Creditor

                      Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be Beneficiaries of, or have any rights, claims or interests in any property or asset which may be acquired by the Company. Except as provided in Section 11.3, assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

     11.3. Trust Fund

               At its sole discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust may be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from any trust, such benefits shall remain the obligation of the Company. Notwithstanding the existence of such a trust, it is intended that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

     11.4. Nonassignability

               Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. Except as may otherwise be required by law or order of a court of competent jurisdiction, no part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person,



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

         nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     11.5. Not a Contract of Employment

               This Plan shall not constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

     11.6. Governing Law

               The provisions of this Plan shall be construed and interpreted according to the laws of the State of North Carolina, except as preempted by federal law.

     11.7. Validity

               In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     11.8. Successors

               The provisions of this Plan shall bind and inure to the benefit of the Company, its Subsidiaries, and their successors and assigns. The term successors as used herein shall include any corporate or other business entity, which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

     11.9. Captions

               The captions of the articles, Sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     11.10. Arbitration of Disputes

               Any controversy or claim arising out of, or in any way relating to this Plan shall be settled by arbitration in the city of Greensboro, North Carolina, in accordance with the rules then in force of the American Arbitration Association.

     11.11. Unclaimed Benefit

               Each Participant shall keep the Company informed of his current address and the current address of his spouse. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's benefit under the Plan may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year



PAGE 14 - MANAGEMENT DEFERRED COMPENSATION PLAN after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any surviving spouse of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or surviving spouse or any other person and such benefit shall be irrevocably forfeited.

     11.12. Discharge of Obligations

               Any payment made under this Plan in good faith by the Company shall completely discharge the Company of any liability to any other individual who asserts a claim to such payment.

     11.13. Limitations on Liability

               Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, surviving spouse or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

     11.14. Entire Agreement

               This Plan document represents the entire agreement between the Company and any Participant in this Plan. This agreement supersedes any and all prior agreements between the Company and any Participant, whether such agreement or agreements were written or oral. Any amendment or modification to the terms of this Plan must be in writing and signed by an authorized officer of the Company. No Participation Election shall in any way amend, modify, alter or revise this Plan. In the event the terms of the Participation Election conflict with the terms of the Plan, the terms of the Plan shall be controlling.


               IN WITNESS WHEREOF, the authorized officers of the Company have signed this document and have affixed the corporate seal on _______________, 1998, to be effective upon the Effective Date.

                                                  LADD Furniture, Inc.

               Attest:
                                                  By____________________________

                                                  Its___________________________

               By_______________________

               Its______________________                (Corporate Seal)



PAGE 15 - MANAGEMENT DEFERRED COMPENSATION PLAN

                                   APPENDIX A



--------------------------------------------------------------------------------
Index                           Definition
--------------------------------------------------------------------------------

Fixed Rate Index                Prime rate of Bank of America, or any successor
                                company.
--------------------------------------------------------------------------------

LADD Stock Index                An Index based on the current value of a share
                                of LADD Furniture, Inc. common stock. Current
                                value means the closing price, as reported in
                                the Wall Street Journal or other reliable public
                                source, for that day. If dividends are declared
                                additional stock units representing dividend
                                shares shall be credited, as if the stock units
                                were actually shares of LADD common stock.
--------------------------------------------------------------------------------